KNIFE RIVER CORPORATION ANNOUNCES FOURTH QUARTER
AND FULL-YEAR 2023 RESULTS

Reports full-year records for revenue, net income and Adjusted EBITDA
Generated significant margin expansion, achieving 2025 target two years early
Introduces full-year 2024 revenue and Adjusted EBITDA guidance
BISMARCK, N.D. — February 15, 2024 — Knife River Corporation (NYSE: KNF), an aggregates-led, vertically integrated construction materials and contracting services company, today announced financial results for the fourth quarter and full-year ended December 31, 2023.

PERFORMANCE SUMMARY

	Fourth Quarter			Full-Year Ended
(In millions, except per share)	2023	2022	% Change	2023	2022	% Change
Revenue	$646.9	$537.5	20%	$2,830.3	$2,534.7	12%
Gross profit	$112.5	$72.0	56%	$538.9	$360.9	49%
Net income	$20.7	$18.0	15%	$182.9	$116.2	57%
Net income margin	3.2%	3.4%		6.5%	4.6%

EBITDA	$69.6	$65.5	6%	$422.0	$306.7	38%
EBITDA margin	10.8%	12.2%		14.9%	12.1%

Adjusted EBITDA	$72.4	$65.8	10%	$432.4	$313.4	38%
Adjusted EBITDA margin	11.2%	12.2%		15.3%	12.4%

Net income per diluted share	$0.36	$0.32	13%	$3.23	$2.05	58%
Note: EBITDA, Adjusted EBITDA, EBITDA margin and Adjusted EBITDA margin are non-GAAP financial measures. For more information on all non-GAAP measures and a reconciliation to the nearest GAAP measure, see the section entitled "Non-GAAP Financial Measures."

MANAGEMENT COMMENTARY
“Throughout 2023, our team demonstrated focused execution on the strategic priorities of our ‘Competitive EDGE’ value-creation framework, culminating in record fourth quarter and full-year performance,” said Brian Gray, Knife River President and CEO. “Our vertical integration and strategic positions in mid-sized, high-growth markets remain competitive advantages that position us to drive sustained value creation for Knife River shareholders."

“Our full-year 2023 results exceeded the high end of our revenue and Adjusted EBITDA financial guidance,” continued Gray. “Our team had a strong finish to a historic year, one highlighted by three consecutive quarters of record revenue and Adjusted EBITDA, resulting in full-year Adjusted EBITDA margins in excess of 15%, an increase of nearly 300 basis points versus the prior year. We are proud to have surpassed our 15% Adjusted EBITDA margin target two years ahead of plan, and we are on the path toward our long-term goal of Adjusted EBITDA margins greater than 20%."

“Looking ahead, the pace of public infrastructure project activity is accelerating across our markets,” Gray said. “Within the 14 states where we operate, state transportation departments have increased their 2024 spending authorizations by more than 16% from 2023 levels. We will continue to pursue work with a highly disciplined approach to our bidding, one that emphasizes backlog quality over quantity, consistent with our strategic focus on sustained Adjusted EBITDA margin expansion.”

To increase transparency into its operations, Knife River has updated its reporting segments effective with the fourth quarter 2023. The company has moved its liquid asphalt and related operations — Energy Services — into its own product line segment, which also includes the liquid asphalt business that previously reported to the Pacific segment. Going forward, the company will reference its Pacific, Northwest, Mountain and Central segments as geographic segments. Additionally, what previously was referred to as “All Other” has been renamed to Corporate Services and Eliminations.

Based on 2023 results and what the company sees ahead in 2024, Knife River today also introduced full-year guidance for 2024.

"Our Adjusted EBITDA guidance of $425 million to $475 million is based on continued momentum from record results in our geographic segments, normalization of our Energy Services segment and a full year of recurring separation costs — as well as mid-to-high single-digit price growth and flat to low-single-digit volume declines on aggregates, ready-mix and asphalt,” said Nathan Ring, Knife River Chief Financial Officer. "Included in this guidance, we are also initiating EBITDA guidance for our Energy Services segment of $50 million to $60 million in 2024, down from its historic 2023 results, and as we previously disclosed."

"The midpoint of our 2024 guidance would imply 11.5% growth over last year in our geographic segments, including corporate services costs," Ring said. "The fundamentals of our business are strong, and we believe our disciplined approach to pricing, bidding and operational execution will further position us to drive margin expansion in the year ahead."

“With approximately $550 million in cash and available liquidity, we have the balance sheet to further advance our disciplined, returns-focused capital allocation strategy,” Ring continued. “We have bolstered our M&A team to be in a position to execute on strategic growth plans developed in each of our regions. We remain committed to our plan of acquiring aggregates-led operations in mid-sized, high-growth markets, including both bolt-on and platform opportunities."

“Knife River became an independent company in 2023, and it has been an exciting, productive and rewarding year for us,” Gray said. “We are a people-first company, and I would like to thank our team for delivering these outstanding results. We are excited by the opportunities for our business in the year ahead and look forward to this next, exciting chapter of growth.”

FOURTH QUARTER AND FULL-YEAR 2023 RESULTS
For the three months ended Dec. 31, 2023, Knife River reported consolidated revenue of $646.9 million, a 20% increase from the prior-year period, driven by price increases across all core product lines and an extended construction season throughout its footprint. Strong market fundamentals provided the backdrop to support price improvements and the company's disciplined bidding strategy, contributing to a 15% year-over-year increase in net income to $20.7 million, and a 10% year-over-year increase in Adjusted EBITDA to $72.4 million. Contracting Services backlog was $662.2 million, with margins at levels above the prior-year period.

Knife River reported full-year 2023 consolidated revenue of $2.8 billion, a 12% increase from the prior-year period. Net income was $182.9 million, up 57% from the prior-year period. Adjusted EBITDA was $432.4 million, an increase of 38% versus the prior year period, and Adjusted EBITDA margin increased 290 basis points on a year-over-year basis to 15.3% in 2023.

See the section entitled "Non-GAAP Financial Measures" for more information on all non-GAAP measures and a reconciliation to the nearest GAAP measure.

REPORTING SEGMENT PERFORMANCE
Pacific
Alaska, California, Hawaii	Three Months Ended			Twelve Months Ended
	Dec. 31,			Dec. 31,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$114.1	$91.3	25%	$462.2	$418.1	11%
Net income	$4.7	$2.5	86%	$34.9	$23.4	49%
EBITDA	$10.0	$7.8	28%	$56.2	$44.0	28%
EBITDA margin	8.8%	8.5%		12.2%	10.5%
Fourth quarter revenue improved 25% year-over-year to a record $114.1 million, led by an extended construction season in California, which resulted in contracting services revenues increasing 32% from the prior-year period. EBITDA improved $2.2 million year-over-year to $10.0 million. The segment continues to benefit from the early stages of EDGE-related pricing and operational initiatives. Full-year 2023 revenue improved 11% year-over-year to a record $462.2 million, while EBITDA improved 28% year-over-year to $56.2 million.

Northwest
Oregon, Washington	Three Months Ended			Twelve Months Ended
	Dec. 31,			Dec. 31,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$161.8	$139.0	16%	$666.1	$600.2	11%
Net income	$8.7	$15.4	(43)%	$83.1	$68.8	21%
EBITDA	$18.4	$24.1	(24)%	$121.1	$103.9	17%
EBITDA margin	11.4%	17.3%		18.2%	17.3%
Fourth quarter revenue improved 16% year-over-year to a record $161.8 million, with strong contracting services results benefiting from impact projects, greater availability of late-season jobs and improved pricing. EBITDA decreased 24% year-over-year to $18.4 million, as a non-cash aggregate impairment and lower gains on asset sales more than offset increases in material price and contracting margins. Full-year 2023 revenue improved 11% year-over-year to a record $666.1 million, while EBITDA improved 17% year-over-year to a record $121.1 million.

Mountain
Idaho, Montana, Wyoming	Three Months Ended			Twelve Months Ended
	Dec. 31,			Dec. 31,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$142.5	$109.0	31%	$634.0	$542.0	17%
Net income	$10.4	$6.8	53%	$78.3	$49.8	57%
EBITDA	$16.7	$12.3	35%	$103.2	$72.6	42%
EBITDA margin	11.7%	11.3%		16.3%	13.4%
Fourth quarter revenue improved 31% year-over-year to a record $142.5 million, as the region continued to benefit from sustained market demand, together with a longer construction season for both materials and services. Construction materials volumes increased meaningfully versus the prior-year period, while selling prices across all product lines also increased. EBITDA improved 35% year-over-year to $16.7 million. Full-year 2023 revenue improved 17% year-over-year to a record $634.0 million, while EBITDA improved 42% year-over-year to a record $103.2 million.

Central
Iowa, Minnesota, North Dakota, South Dakota, Texas	Three Months Ended			Twelve Months Ended
	Dec. 31,			Dec. 31,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$181.4	$164.2	10%	$825.0	$779.8	6%
Net income	$20.7	$16.9	22%	$82.9	$52.8	57%
EBITDA	$29.3	$25.1	17%	$116.6	$86.6	35%
EBITDA margin	16.2%	15.3%		14.1%	11.1%
Fourth quarter revenue improved 10% year-over-year to a record $181.4 million, benefiting from favorable weather that extended the construction season. Underlying market conditions, EDGE-related bidding strategies and strong operational performance continued to significantly lift margins. EBITDA improved 17% year-over-year to an all-time fourth quarter record of $29.3 million. Full-year 2023 revenue improved 6% year-over-year to a record $825.0 million, while EBITDA improved 35% year-over-year to a record $116.6 million. As a result of the reorganization, the Company's South operations and North Central operations now report within the new Central segment.

Energy Services
California, Iowa, Nebraska, South Dakota, Texas, Wyoming	Three Months Ended			Twelve Months Ended
	Dec. 31,			Dec. 31,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$58.3	$42.2	38%	$292.3	$238.4	23%
Net income	$12.4	$2.9	332%	$73.1	$23.6	210%
EBITDA	$13.6	$4.1	235%	$78.1	$28.3	176%
EBITDA margin	23.3%	9.6%		26.7%	11.9%
Fourth quarter revenue improved 38% year-over-year to a record $58.3 million. EBITDA improved 235% year-over-year to a record $13.6 million as favorable price-cost dynamics persisted throughout the quarter and the segment benefited from a longer construction season, contributing to higher volumes. Full-year 2023 revenue improved 23% year-over-year to a record $292.3 million. EBITDA improved 176% year-over-year to a record $78.1 million. Knife River has moved its liquid asphalt and related operations — Energy Services — into its own segment, which now also includes the liquid asphalt business that previously reported to the Pacific segment.

STRATEGIC PRIORITIES

In 2023, Knife River introduced Competitive EDGE, a framework for long-term shareholder value creation. This strategy seeks to add value by focusing on four key areas:

•EBITDA Margin Improvement: Drive sustained Adjusted EBITDA margin expansion towards our long-term goal of more than 20% through a combination of commercial and operational initiatives that optimize the benefits of our vertically integrated strategy.
•Discipline: A strong balance sheet and disciplined allocation of capital supports long-term profitable growth and value creation.
•Growth: Knife River aims to further strengthen its market position through organic and inorganic growth opportunities, with an emphasis on aggregate-based operations.
•Excellence: Knife River aims to be best in class in all aspects of its business, providing ongoing, high-quality training at every level of the company.

In 2023, Knife River demonstrated execution of this strategy through the following actions, which the company intends to build upon in 2024:

EBITDA Margin Improvement. In 2023, Knife River expanded Adjusted EBITDA margin by 290 basis points, exceeding 15% for the full year. The company provided training on dynamic pricing to optimize the value of the products it provides. Knife River continues to implement targeted bidding practices in all regions for contracting services, aimed at securing higher-margin projects. The intent of these initiatives is to prioritize quality of work over quantity of work. To drive towards operational excellence, the company implemented Process Improvement Teams to identify cost controls and deploy best practices throughout its organization. In 2023, those efforts were targeted toward Knife River operations in each reporting segment. In 2024, the company is expanding the team to reach more operation locations.

DISCIPLINE. Knife River has a disciplined, returns-focused approach to value creation, one that seeks to optimize capital efficiency across the organization and maximize free cash flow generation. Knife River remains committed to its stated long-term annualized goal of approximately 2.5x net leverage, providing the company significant balance sheet flexibility to support its organic and inorganic growth objectives.

GROWTH: In 2023, Knife River’s primary focus was on establishing itself as a standalone public company and implementing the EDGE strategy. With the successful rollout of EDGE and looking to 2024, the company maintains an active M&A pipeline and expects to pursue both organic and inorganic growth opportunities. The company has bolstered its Corporate Development team and is well-positioned to pursue acquisitions that align with its strategy of being aggregates-led and materials-focused.

EXCELLENCE: Knife River believes its focus on people and driving a performance culture remains a key competitive advantage integral to the success of its EDGE strategy. The company's state-of-the-art Training Center had 78 classes this past year for over 1,100 students, including classes focused on safety, sales and operational performance. Knife River hired a new corporate Director of Health and Safety in 2023, and this year will publish its inaugural sustainability report as a standalone company.

CAPITAL ALLOCATION & LIQUIDITY
As of December 31, 2023, Knife River had $219.3 million of unrestricted cash and cash equivalents. The company had $697.0 million of gross debt and $329.0 million of available capacity under its revolving credit facility, net of outstanding letters of credit. Net leverage, defined as the ratio of net debt to trailing-twelve-month Adjusted EBITDA, was 1.1x at year-end 2023. The fourth quarter historically represents the company's lowest annual leverage position.

In 2023, Knife River invested approximately $124 million of its planned $125 million on capital projects, with the majority allocated to maintenance projects. In 2024, Knife River anticipates capital expenditures of approximately 5% to 7% of revenue, consisting of both maintenance and organic growth projects.

2024 FINANCIAL GUIDANCE
Knife River has introduced the following financial guidance ranges for the full year 2024, based on normal weather, economic and operating conditions.

2024 Full Year Guidance
	Low	High
	(In millions)
Revenue
Revenue (Knife River Consolidated)	$2,750.0	$2,950.0

Adjusted EBITDA
Geographic Segments (including Corporate Services)	$375.0	$415.0
Energy Services	$50.0	$60.0
Knife River Consolidated	$425.0	$475.0

FOURTH QUARTER AND FULL-YEAR 2023 RESULTS CONFERENCE CALL
Knife River will host a conference call at 1 p.m. ET on February 15, 2024, to discuss fourth quarter and full-year 2023 results, 2024 guidance and conduct a question-and-answer session. The event will be webcast at https://events.q4inc.com/attendee/400020715.

To participate in the live call:
•Domestic: 1-888-259-6580
•International: 1-416-764-8624
Conference ID: 48228248

ABOUT KNIFE RIVER CORPORATION
Knife River Corporation, a member of the S&P MidCap 400 index, mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. Knife River also performs vertically integrated contracting services, specializing in publicly funded DOT projects and private projects across the industrial, commercial and residential space. For more information about the company, visit www.kniferiver.com.

CORPORATE CONTACTS
Media Contact: Tony Spilde, Senior Director of Communications, 541-693-5949
IR Contact: Zane Karimi, Director of Investor Relations, 503-944-3508

Knife River Corporation
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(In millions, except per share amounts)
Revenue:
Construction materials	$345.3	$286.9	$1,523.0	$1,347.0
Contracting services	301.6	250.6	1,307.3	1,187.7
Total revenue	646.9	537.5	2,830.3	2,534.7
Cost of revenue:
Construction materials	276.4	239.2	1,133.0	1,086.2
Contracting services	258.0	226.3	1,158.4	1,087.6
Total cost of revenue	534.4	465.5	2,291.4	2,173.8
Gross profit	112.5	72.0	538.9	360.9
Selling, general and administrative expenses	75.3	36.4	242.5	166.6
Operating income	37.2	35.6	296.4	194.3
Interest expense	14.1	8.6	58.1	30.1
Other income (expense)	3.7	.7	7.0	(5.4)
Income before income taxes	26.8	27.7	245.3	158.8
Income tax expense	6.1	9.7	62.4	42.6
Net income	$20.7	$18.0	$182.9	$116.2

Earnings per share:
Basic	$.37	$.32	$3.23	$2.05
Diluted	$.36	$.32	$3.23	$2.05
Weighted average common shares outstanding:
Basic	56.6	56.6	56.6	56.6
Diluted	56.8	56.6	56.7	56.6

Knife River Corporation
Consolidated Balance Sheets
(Unaudited)
	December 31, 2023	December 31, 2022
Assets	(In millions, except shares and per share amounts)
Current assets:
Cash, cash equivalents and restricted cash	$262.3	$10.1
Receivables, net	266.8	210.2
Costs and estimated earnings in excess of billings on uncompleted contracts	27.3	31.1
Due from related-party	—	16.1
Inventories	319.6	323.3
Prepayments and other current assets	37.5	17.8
Total current assets	913.5	608.6
Noncurrent assets:
Property, plant and equipment	2,579.7	2,489.4
Less accumulated depreciation, depletion and amortization	1,264.7	1,174.2
Net property, plant and equipment	1,315.0	1,315.2
Goodwill	274.5	274.5
Other intangible assets, net	10.8	13.4
Operating lease right-of-use assets	44.7	45.9
Investments and other	41.3	36.7
Total noncurrent assets	1,686.3	1,685.7
Total assets	$2,599.8	$2,294.3
Liabilities and Stockholders' Equity
Current liabilities:
Long-term debt - current portion	$7.1	$.2
Related-party notes payable - current portion	—	238.0
Accounts payable	107.7	87.4
Billings in excess of costs and estimated earnings on uncompleted contracts	51.4	39.8
Accrued compensation	48.1	29.2
Due to related-party	—	20.3
Current operating lease liabilities	12.9	13.2
Other accrued liabilities	120.1	88.8
Total current liabilities	347.3	516.9
Noncurrent liabilities:
Long-term debt	674.6	.4
Related-party notes payable	—	446.4
Deferred income taxes	174.5	175.8
Noncurrent operating lease liabilities	31.8	32.7
Other	105.6	93.5
Total liabilities	1,333.8	1,265.7
Commitments and contingencies
Stockholders' equity:
Common stock, 300,000,000 shares authorized, $0.01 par value, 57,009,542 shares issued and 56,578,406 shares outstanding at December 31, 2023; 80,000 shares authorized, issued and outstanding, $10 par value, at December 31, 2022
	.6	.8
Other paid-in capital	614.5	549.1
Retained earnings	665.8	494.7
MDU Resources common stock held by subsidiary at cost - 538,921 shares at December 31, 2022	—	(3.6)
Treasury stock held at cost - 431,136 shares	(3.6)	—
Accumulated other comprehensive loss	(11.3)	(12.4)
Total stockholders' equity	1,266.0	1,028.6
Total liabilities and stockholders' equity	$2,599.8	$2,294.3

Knife River Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Twelve Months Ended
	December 31,
	2023	2022
	(In millions)
Operating activities:
Net income	$182.9	$116.2
Adjustments to reconcile net income to net cash provided by operating activities:	128.8	112.4
Changes in current assets and liabilities, net of acquisitions:
Receivables	(54.8)	(32.5)
Due from related-party	16.1	(8.0)
Inventories	3.7	(31.0)
Other current assets	(19.6)	—
Accounts payable	33.1	17.5
Due to related-party	(7.3)	3.6
Other current liabilities	49.0	21.4
Pension and postretirement benefit plan contributions	(1.8)	(.4)
Other noncurrent changes	5.6	8.3
Net cash provided by operating activities	335.7	207.5
Investing activities:
Capital expenditures	(124.3)	(178.2)
Acquisitions, net of cash acquired	—	1.7
Net proceeds from sale or disposition of property and other	8.3	22.9
Investments	(1.9)	(2.3)
Net cash used in investing activities	(117.9)	(155.9)
Financing activities:
Issuance of current related-party notes, net	—	208.0
Issuance (repayment) of long-term related-party notes, net	205.3	(207.0)
Issuance of long-term debt	700.0	—
Repayment of long-term debt	(3.6)	(.3)
Debt issuance costs	(16.7)	(.8)
Net transfers to Centennial Energy Holdings Inc.	(850.6)	(55.2)
Net cash provided by (used in) financing activities	34.4	(55.3)
Increase (decrease) in cash, cash equivalents and restricted cash	252.2	(3.7)
Cash, cash equivalents and restricted cash -- beginning of year	10.1	13.8
Cash, cash equivalents and restricted cash -- end of period	$262.3	$10.1

Segment Financial Data and Highlights (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2023		2022		2023		2022
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in millions)
Revenues by segment:
Pacific	$114.1		$91.3		$462.2		$418.1
Northwest	161.8		139.0		666.1		600.2
Mountain	142.5		109.0		634.0		542.0
Central	181.4		164.2		825.0		779.8
Energy Services	58.3		42.2		292.3		238.4
Total segment revenues	658.1		545.7		2,879.6		2,578.5
Corporate Services and Eliminations	(11.2)		(8.2)		(49.3)		(43.8)
Consolidated revenues	$646.9		$537.5		$2,830.3		$2,534.7

Gross profit by segment:
Pacific	$17.6	15.5%	$10.5	11.5%	$77.4	16.8%	$54.5	13.0%
Northwest	24.1	14.9%	24.1	17.3%	133.4	20.0%	106.4	17.7%
Mountain	19.8	13.9%	12.8	11.8%	109.1	17.2%	77.5	14.3%
Central	32.7	18.0%	20.6	12.6%	134.8	16.3%	90.5	11.6%
Energy Services	14.9	25.6%	5.0	11.9%	83.1	28.4%	31.4	13.2%
Total segment gross profit	109.1	16.6%	73.0	13.4%	537.8	18.7%	360.3	14.0%
Corporate Services and Eliminations	3.4	(30.5)%	(1.0)	13.1%	1.1	(2.2)%	.6	(1.5)%
Consolidated gross profit	$112.5	17.4%	$72.0	13.4%	$538.9	19.0%	$360.9	14.2%

EBITDA* by segment:
Pacific	$10.0	8.8%	$7.8	8.5%	$56.2	12.2%	$44.0	10.5%
Northwest	18.4	11.4%	24.1	17.3%	121.1	18.2%	103.9	17.3%
Mountain	16.7	11.7%	12.3	11.3%	103.2	16.3%	72.6	13.4%
Central	29.3	16.2%	25.1	15.3%	116.6	14.1%	86.6	11.1%
Energy Services	13.6	23.3%	4.1	9.6%	78.1	26.7%	28.3	11.9%
Total segment EBITDA*	88.0	13.4%	73.4	13.5%	475.2	16.5%	335.4	13.0%
Corporate Services and Eliminations	(18.4)	163.6%	(7.9)	97.0%	(53.2)	108.0%	(28.7)	65.4%
Consolidated EBITDA*	$69.6	10.8%	$65.5	12.2%	$422.0	14.9%	$306.7	12.1%
*EBITDA, Segment EBITDA, and EBITDA margin are non-GAAP financial measures. For more information and a reconciliation to the nearest GAAP measure, see the section entitled "Non-GAAP Financial Measures."

The following table summarizes backlog for the company.

	December 31, 2023	December 31, 2022
	(In millions)
Pacific	$51.2	$72.2
Northwest	196.2	210.7
Mountain	256.7	313.5
Central	158.1	222.5
	$662.2	$818.9
Margins on backlog at December 31, 2023, are expected to be higher than the margins on backlog at December 31, 2022. Approximately 84% of the company's contracting services backlog relates to publicly funded projects, including street and highway construction projects. Period over period increases or decreases cannot be used as an indicator of future revenues or earnings.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Sales (thousands):
Aggregates (tons)	7,566	7,104	33,637	33,994
Ready-mix concrete (cubic yards)	893	836	3,837	4,015
Asphalt (tons)	1,319	1,287	6,760	7,254

Average selling price:*
Aggregates (per ton)	$16.43	$15.60	$16.29	$14.61
Ready-mix concrete (per cubic yard)	$175.01	$160.19	$170.42	$151.80
Asphalt (per ton)	$69.04	$63.92	$66.92	$58.93
*The average selling price includes freight and delivery and other revenues.

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2023		2022		2023		2022
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in millions)
Revenues by product line:
Aggregates	$124.3		$110.8		$547.9		$496.6
Ready-mix concrete	156.2		134.0		653.9		609.5
Asphalt	91.1		82.2		452.4		427.5
Liquid asphalt	49.4		35.9		253.2		207.5
Other*	57.0		42.9		249.0		199.8
Contracting services	301.6		250.6		1,307.3		1,187.7
Internal sales	(132.7)		(118.9)		(633.4)		(593.9)
Total revenues	$646.9		$537.5		$2,830.3		$2,534.7

Gross profit by product line:
Aggregates	$19.1	15.4%	$6.8	6.1%	$109.7	20.0%	$69.5	14.0%
Ready-mix concrete	26.7	17.1%	18.9	14.1%	101.2	15.5%	85.9	14.1%
Asphalt	11.8	12.9%	6.2	7.6%	61.5	13.6%	41.7	9.8%
Liquid asphalt	12.4	25.0%	3.4	9.5%	69.7	27.5%	25.4	12.2%
Other*	(1.1)	(1.9)%	12.4	28.9%	47.9	19.2%	38.3	19.2%
Contracting services	43.6	14.5%	24.3	9.7%	148.9	11.4%	100.1	8.4%
Total gross profit	$112.5	17.4%	$72.0	13.4%	$538.9	19.0%	$360.9	14.2%
*Other includes cement, merchandise, fabric and spreading, and other products and services that individually are not considered to be a core line of business.

NON-GAAP FINANCIAL MEASURES
EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, net debt and net leverage, including those measures by segment, as applicable, are considered non-GAAP financial measures. EBITDA and Adjusted EBITDA are most directly comparable to the corresponding GAAP measures of net income, net income margin, gross profit, and gross margin. Net debt and net leverage are most directly comparable to the corresponding GAAP measures of total debt and gross leverage. Knife River believes these non-GAAP financial measures, in addition to corresponding GAAP measures, are useful to investors by providing meaningful information about operational efficiency compared to its peers by excluding the impacts of differences in tax jurisdictions and structures, debt levels and capital investment. Management believes Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of the company's operating performance by excluding stock-based compensation and unrealized gains and losses on benefit plan investments as they are considered non-cash and not part of the company's core operations. The company also excludes the one-time, non-recurring costs associated with the separation of Knife River from MDU Resources as those are not expected to continue. Rating agencies and investors also use EBITDA and Adjusted EBITDA to calculate Knife River’s leverage as a multiple of EBITDA and Adjusted EBITDA. Additionally, EBITDA and Adjusted EBITDA are important financial metrics for debt investors who utilize debt to EBITDA and debt to Adjusted EBITDA ratios. Management believes EBITDA and EBITDA margin, including those measures by segment, are useful performance measures because they provide clarity as to the operational results of the company. Management believes net debt and net leverage are useful performance measures because they provide a measure of how long it would take the company to pay back its debt if net debt and Adjusted EBITDA were constant. Net leverage also allows management to assess the borrowing capacity and optimal leverage ratio of the company. Knife River’s management uses these non-GAAP financial measures in conjunction with GAAP results when evaluating its operating results internally and calculating employee incentive compensation, and leverage as a multiple of Adjusted EBITDA to determine the appropriate method of funding operations of the company.
EBITDA is calculated by adding back income taxes, interest expense (net of interest income) and depreciation, depletion and amortization expense to net income. EBITDA margin is calculated by dividing EBITDA by revenues. Adjusted EBITDA is calculated by adding back unrealized gains and losses on benefit plan investments, stock-based compensation and one-time separation costs, to EBITDA. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenues. Net debt is calculated by adding unamortized debt issuance costs to the net debt balance presented on the balance sheet, less any unrestricted cash. Net leverage is calculated by dividing net debt by trailing-twelve-month Adjusted EBITDA. These non-GAAP financial measures are calculated the same for both the segment and consolidated metrics and should not be considered as alternatives to, or more meaningful than, GAAP financial measures such as net income, net income margin, total debt, gross leverage and operating income and are intended to be helpful supplemental financial measures for investors’ understanding of Knife River’s operating performance. Knife River’s non-GAAP financial measures are not standardized; therefore, it may not be possible to compare these financial measures with other companies’ EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA Margin, net debt and net leverage measures having the same or similar names.
The following information reconciles segment and consolidated net income to EBITDA and EBITDA to Adjusted EBITDA and provides the calculation of EBITDA margin, Adjusted EBITDA margin, net debt and net leverage. Interest expense, net, is net of interest income that is included in other income (expense) on the Consolidated Statements of Operations.

Three Months Ended December 31, 2023	Pacific	Northwest	Mountain	Central	Energy Services	Corporate Services and Eliminations	Consolidated
	(In millions)
Net income (loss)	$4.7	$8.7	$10.4	$20.7	$12.4	$(36.2)	$20.7
Depreciation, depletion and amortization	5.3	9.7	6.3	8.5	1.2	.3	31.3
Interest expense, net	—	—	—	.1	—	11.4	11.5
Income taxes	—	—	—	—	—	6.1	6.1
EBITDA	$10.0	$18.4	$16.7	$29.3	$13.6	$(18.4)	$69.6
Unrealized (gains) losses on benefit plan investments						$(1.5)	$(1.5)
Stock-based compensation expense						.8	.8
One-time separation costs						3.5	3.5
Adjusted EBITDA						$(15.6)	$72.4

Revenue	$114.1	$161.8	$142.5	$181.4	$58.3	$(11.2)	$646.9
Net Income Margin	4.1%	5.4%	7.3%	11.4%	21.2%	322.2%	3.2%
EBITDA Margin	8.8%	11.4%	11.7%	16.2%	23.3%	163.6%	10.8%
Adjusted EBITDA Margin						138.3%	11.2%

Three Months Ended December 31, 2022	Pacific	Northwest	Mountain	Central	Energy Services	Corporate Services and Eliminations	Consolidated
	(In millions)
Net income (loss)	$2.5	$15.4	$6.8	$16.9	$2.9	$(26.5)	$18.0
Depreciation, depletion and amortization	5.3	8.7	5.5	8.2	1.2	.3	29.2
Interest expense, net	—	—	—	—	—	8.6	8.6
Income taxes	—	—	—	—	—	9.7	9.7
EBITDA	$7.8	$24.1	$12.3	$25.1	$4.1	$(7.9)	$65.5
Unrealized (gains) losses on benefit plan investments						$(.7)	$(.7)
Stock-based compensation expense						1.0	1.0
Adjusted EBITDA						$(7.6)	$65.8

Revenue	$91.3	$139.0	$109.0	$164.2	$42.2	$(8.2)	$537.5
Net Income Margin	2.7%	11.1%	6.2%	10.3%	6.8%	322.1%	3.4%
EBITDA Margin	8.5%	17.3%	11.3%	15.3%	9.6%	97.0%	12.2%
Adjusted EBITDA Margin						93.9%	12.2%

Twelve Months Ended December 31, 2023	Pacific	Northwest	Mountain	Central	Energy Services	Corporate Services and Eliminations	Consolidated
	(In millions)
Net income (loss)	$34.9	$83.1	$78.3	$82.9	$73.1	$(169.4)	$182.9
Depreciation, depletion and amortization	21.3	38.0	24.7	33.7	5.0	1.1	123.8
Interest expense, net	—	—	.2	—	—	52.7	52.9
Income taxes	—	—	—	—	—	62.4	62.4
EBITDA	$56.2	$121.1	$103.2	$116.6	$78.1	$(53.2)	$422.0
Unrealized (gains) losses on benefit plan investments						$(2.7)	$(2.7)
Stock-based compensation expense						3.1	3.1
One-time separation costs						10.0	10.0
Adjusted EBITDA						$(42.8)	$432.4

Revenue	$462.2	$666.1	$634.0	$825.0	$292.3	$(49.3)	$2,830.3
Net Income Margin	7.6%	12.5%	12.3%	10.0%	25.0%	343.8%	6.5%
EBITDA Margin	12.2%	18.2%	16.3%	14.1%	26.7%	108.0%	14.9%
Adjusted EBITDA Margin						86.9%	15.3%

Twelve Months Ended December 31, 2022	Pacific	Northwest	Mountain	Central	Energy Services	Corporate Services and Eliminations	Consolidated
	(In millions)
Net income (loss)	$23.4	$68.8	$49.8	$52.8	$23.6	$(102.2)	$116.2
Depreciation, depletion and amortization	20.6	35.1	22.6	33.8	4.7	1.0	117.8
Interest expense, net	—	—	.2	—	—	29.9	30.1
Income taxes	—	—	—	—	—	42.6	42.6
EBITDA	$44.0	$103.9	$72.6	$86.6	$28.3	$(28.7)	$306.7
Unrealized (gains) losses on benefit plan investments						$4.0	$4.0
Stock-based compensation expense						2.7	2.7
Adjusted EBITDA						$(22.0)	$313.4

Revenue	$418.1	$600.2	$542.0	$779.8	$238.4	$(43.8)	$2,534.7
Net Income Margin	5.6%	11.5%	9.2%	6.8%	9.9%	233.0%	4.6%
EBITDA Margin	10.5%	17.3%	13.4%	11.1%	11.9%	65.4%	12.1%
Adjusted EBITDA Margin						50.2%	12.4%

The following table provides the reconciliation of the net leverage calculation of net debt to Adjusted EBITDA.

	Twelve Months Ended December 31, 2023
	(In millions)
Long-term debt	$674.6
Long-term debt - current portion	7.1
Total debt	681.7
Add: Unamortized debt issuance costs	15.3
Total debt, gross	697.0
Less: Cash and cash equivalents, excluding restricted cash	219.3
Total debt, net	$477.7
Trailing twelve months ended December 31, 2023, Adjusted EBITDA	$432.4

Net leverage	1.1	x
The following table provides a reconciliation of consolidated GAAP net income to EBITDA and Adjusted EBITDA for forecasted results.

	2024
	Low	High
	(In millions)
Net income	$180.0	$215.0
Adjustments:
Interest expense	45.0	45.0
Income taxes	60.0	75.0
Depreciation, depletion and amortization	130.5	130.5
EBITDA	$415.5	$465.5
Unrealized (gains) losses on benefit plan investments	—	—
Stock-based compensation expense	6.0	6.0
One-time separation costs	3.5	3.5
Adjusted EBITDA	$425.0	$475.0
Knife River's long-term goals for Adjusted EBITDA and annualized net leverage are also non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from Knife River's GAAP financial statements. When the company provides forward-looking long-term goals for Adjusted EBITDA and annualized net leverage, it does not provide reconciliations of these GAAP measures as Knife River is unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, Knife River is unable to provide a reconciliation of these measures without unreasonable efforts.

FORWARD-LOOKING STATEMENTS
The information in this news release highlights the key growth strategies, projections and certain assumptions for the company and its subsidiaries. Many of these highlighted statements and other statements not historical in nature are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, there is no assurance the company’s projections or estimates for growth, shareholder value creation and financial guidance or other proposed strategies will be achieved. Please refer to assumptions contained in this news release, as well as the various important factors listed in Part I, Item 1A - Risk Factors in the company's registration statement on Form 10 and subsequent filings with the Securities and Exchange Commission.
Changes in such assumptions and factors could cause actual future results to differ materially from growth and financial guidance. All forward-looking statements in this news release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, the company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.